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                                                                    EXHIBIT 1.01

                                                                  EXECUTION COPY





                                  $125,000,000

                                 CSK AUTO, INC.

                     11% Senior Subordinated Notes due 2006


                               PURCHASE AGREEMENT



                                                             October 23, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
c/o Donaldson, Lufkin & Jenrette
 Securities Corporation
 277 Park Avenue
New York, New York 10172


Ladies and Gentlemen:

    Northern Automotive Corporation, an Arizona corporation which on the Closing Date will change its name to CSK Auto, Inc. (the "COMPANY"), proposes to issue and sell to the several initial purchasers named above (the "INITIAL PURCHASERS") $125,000,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2006 (the "NOTES"). The Company's payment obligations under the Notes will be guaranteed by each of its subsidiaries and all of its future U.S. subsidiaries (the "GUARANTORS"). The Notes are to be issued pursuant to the provisions of an Indenture to be dated as of October 30, 1996 (the "INDENTURE") among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the "TRUSTEE").

    The Notes will be offered and sold to the Initial Purchasers without being registered under the United States Securities Act





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of 1933, as amended (the "SECURITIES ACT"), in reliance on an exemption therefrom. The Initial Purchasers have advised the Company that they will make an offering of the Notes purchased by them hereunder in accordance with Section 4 hereof on the terms set forth in the Final Offering Memorandum (as defined below) as soon as practicable after the date hereof as in their judgment is advisable.

    It is understood that on the Closing Date (as defined herein), following the consummation of the Acquisition and the Financings (each as defined in the Final Offering Memorandum), the Company will be a wholly-owned subsidiary of CSK Group, Ltd., a Delaware corporation ("HOLDINGS"). In connection with the Acquisition, Holdings, CSK Holdings, Ltd., a Delaware corporation that as of the Closing Date will be merged with and into Holdings, The Carmel Trust, a trust governed by the laws of Canada ("CARMEL") and certain entities listed as "purchasers" on the signature pages thereto (the "INITIAL INVESTCORP GROUP"), entered into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of September 29, 1996 pursuant to which the Initial Investcorp Group will, on the Closing Date, among other things, acquire a 51% common equity interest in Holdings, whereupon the Initial Investcorp Group shall acquire control of the Company. Concurrent with the closing of the Acquisition, the parties thereto, as well as the Company, will enter into a Stockholders' Agreement (the "STOCKHOLDERS' AGREEMENT"). It is also understood that the Company will, concurrently with the closing hereunder, enter into a Credit Agreement (together with the related guarantees and collateral documents required to be delivered by the CSK Parties on the Closing Date, the "SENIOR BANK FACILITY") with certain lenders and The Chase Manhattan Bank, as administrative agent, as part of the Financings. The Company, Holdings and the Guarantors are hereinafter referred to collectively as the "CSK PARTIES".

    In connection with the sale of the Notes, the Company has prepared a preliminary Offering Memorandum dated October 9, 1996 (the "PRELIMINARY OFFERING MEMORANDUM") and a final Offering Memorandum dated October 23, 1996 (the "FINAL OFFERING MEMORANDUM" and, with the Preliminary Offering Memorandum, each an "OFFERING MEMORANDUM") setting forth or including a description of the terms of the Notes, the Acquisition and Financings (including, the terms of the offering), a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

    The CSK Parties and the Initial Purchasers will enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") concurrently with the issuance of the Notes. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein, the CSK Parties will agree to file with the Securities and Exchange Commission





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(the "COMMISSION"): (i) a registration statement on Form S-1 or S-4 (the
"EXCHANGE OFFER REGISTRATION STATEMENT") relating to an offer (the "EXCHANGE OFFER") to the holders of Notes to exchange their Notes for an issue of notes (the "NEW NOTES") registered under the Securities Act and otherwise identical in all material respects to the Notes or, alternatively, (ii) in certain circumstances, a shelf registration statement (the "SHELF REGISTRATION STATEMENT") to cover resales of Notes by holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS".

    1. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Purchase Agreement (this "AGREEMENT"), and subject to its terms and conditions, the Company agrees to issue and sell, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto, at 97% of the principal amount thereof (the "PURCHASE PRICE").

    2. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on October 30, 1996 (the "CLOSING DATE") in immediately available funds and at such place as the Initial Purchasers shall designate. Certificates for the Notes shall be registered in such names and issued in such denominations as the Initial Purchasers shall request in writing not later than two business days prior to the Closing Date. Such certificates shall be made available to the Initial Purchasers for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates evidencing the Notes shall be delivered on the Closing Date with any transfer taxes thereon duly paid by the Company, against payment of the Purchase Price therefor in same day funds to the order of the Company or as the Company may direct. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by agreement between the Initial Purchasers and the Company.

    3.   Agreements of the CSK Parties.

    (a) The Company agrees to advise the Initial Purchasers promptly and, if requested by them, to confirm such advice in writing of the happening of any event during the period referred to in paragraph (d) below which makes any statement of a material fact made in the Final Offering Memorandum untrue or which requires the making of any additions to or changes in such Offering Memorandum in order to make such statement not misleading.





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    (b)  The Company agrees to furnish to the Initial Purchasers during the period referred to in paragraph (d) below as many copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any supplements and amendments thereto as they may reasonably request.

    (c) The Company agrees not to make any amendment or supplement to either Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object and to prepare, promptly upon their reasonable request, any amendment or supplement to either Offering Memorandum which may be necessary or advisable in connection with the offering of the Notes by the Initial Purchasers.

    (d) The Company agrees that if, during such period as the Offering Memorandum shall be required to be distributed by an Initial Purchaser in connection with Exempt Resales (as defined herein) (the "OFFERING PERIOD"), any event shall occur as a result of which, in the opinion of counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such Offering Memorandum to comply with any law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements in such Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with law, and to furnish to the Initial Purchasers and to such dealers as the Initial Purchasers shall specify such number of copies thereof as the Initial Purchasers or such dealers may reasonably request.

    (e) The Company and the Guarantors agree to cooperate with the Initial Purchasers and their counsel in connection with the registration or qualification of the Notes for offer and sale by the Initial Purchasers and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request, to continue such qualification in effect so long as required for distribution of the Notes and to file such consents to service of process (except general consents to service of process) or other documents as may be necessary in order to effect such registration or qualification; provided, however, that in connection therewith neither the Company nor the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or so subject.

    (f) The Company and the Guarantors agree during a period of five years following the date of this Agreement, to deliver to each of you promptly upon their becoming available, copies of all





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current, regular and periodic reports filed by the Company and the Guarantors with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions.

    (g) The Company and Holdings agree to use the proceeds from the sale of the Notes and other Financings in the manner specified in the Final Offering Memorandum under the caption "Use of Proceeds".

    (h) The Company agrees to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution of each Offering Memorandum, Exchange Offer Registration Statement and any Shelf Registration Statement (including financial statements and all amendments and supplements, in the case of each Offering Memorandum, prior to or during the Offering Period and, in the case of the Exchange Offer Registration Statement and any Shelf Registration Statement, during the period such registration statement shall be kept effective pursuant to the terms of the Registration Rights Agreement, but not including fees and disbursements of counsel to the Initial Purchasers),
(ii) the delivery of this Agreement, the Indenture, the Registration Rights Agreement and all other agreements, memoranda, correspondence and other documents delivered in connection with the offering of the Notes or the New Notes (including in each case any fees and disbursements of the Trustee and its counsel relating to such delivery, but not including fees and disbursements of counsel to the Initial Purchasers), (iii) the registration or qualification of the Notes and the New Notes for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of counsel for the Initial Purchasers relating to such registration or qualification and memoranda relating thereto), (iv) furnishing such copies of each Offering Memorandum and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Notes by the Initial Purchasers or by dealers to whom Notes may be sold, (v) any fees charged by rating agencies for the rating of the Notes and the New Notes, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading on the PORTAL trading system and the deposit of the global Notes with the Depository Trust Company, (vii) any stamp or transfer taxes payable in connection with the sale of the Notes to the Initial Purchasers,
(viii) the issuance, transfer and delivery by the Company of the Notes and the New Notes (including, without limitation, the fees of the Company's transfer agent and the registrar, the cost of its personnel and other internal costs, the costs of printing and engraving the certificates representing the Notes and the New Notes and any stock and securities transfer taxes payable thereon),
(ix) the reasonable fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee, (x) the costs and expenses of the Company relating to investor presentations on any





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"road show" undertaken in connection with the marketing of the offering of the
Notes, including without limitation, expenses associated with the production of road show slides and graphics, travel, meals and lodging expenses of officers of the Company (provided that the costs of charter aircraft during the "road show" to make investor presentations will be paid equally by the Company and the Initial Purchasers and the cost of ground transportation, conference rooms and other meeting places used on the "road show" to make investor presentations will be paid by the Initial Purchasers) and (xi) the performance by each CSK Party of their obligations under this Agreement; provided that, except as otherwise provided in this Section 3(h) and Section 6, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel.

    (i) The Company agrees, during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities or rights to purchase debt securities of the Company substantially similar to the Notes (other than the Notes) without the prior written consent of the Initial Purchasers.

    (j) Each CSK Party agrees to use its reasonable best efforts (i) to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and (ii) to satisfy or cause to be satisfied all conditions precedent on its part to the delivery of the Notes.

    (k) Each CSK Party agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate, and not to permit its affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act, "AFFILIATES") to sell, offer for sale or solicit offers to buy or otherwise negotiate, directly or through any agent, in respect of any security (as defined in the Securities
Act) the offering of which security will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act and to take all action that is appropriate to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby.

    (l) Each CSK Party agrees, except pursuant to the Exchange Offer or a Shelf Registration Statement, not to solicit any offer to buy or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("REGULATION D")) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.





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    (m)  Each CSK Party agrees not to engage, or permit any person acting on behalf of any CSK Party to engage, in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S") with respect to the Notes, and to comply, and cause each such person so acting to comply, with the offering restrictions requirement of Regulation S.

    (n) Each CSK Party agrees, so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of Notes from such holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

    (o) Each CSK Party agrees not to, and not to permit any of its affiliates (as defined in Rule 144(a)(1)) to, (i) purchase any of the Notes unless such Notes are held in the form of a Certificated Note (as defined in the Final Offering Memorandum) and (ii) resell any of the Notes, except as permitted by the Indenture.

    4.   Offering of Notes; Restrictions on Transfer.

    Each Initial Purchaser, as to itself, represents, warrants and covenants that:

    (a) it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB") with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Notes, and is not acquiring the Notes with a view to any distribution thereof;

    (b) it will not solicit offers for, or offer to sell, Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

    (c) it will solicit offers for Notes only from, and will offer such Notes only to (collectively, "EXEMPT RESALES"):

         (i) in the case of offers inside the United States, persons that it reasonably believes to be (A) QIBs or (B) other "institutional accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations





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    and agreements set forth in Exhibit A to the Final Offering Memorandum and

         (ii) in the case of offers outside the United States in reliance upon Regulation S, persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)), who, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Offering Memorandum under the caption "Notice to Investors";

    (d) it understands that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

    (e) in connection with sales outside the United States, it has not offered the Notes, and will not offer and sell the Notes to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the date hereof and the Closing Date except, in either case, in accordance with Rule 903 of Regulation S or as otherwise permitted in paragraph (c) above; neither it, nor its Affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes; and it, its Affiliates and any such other persons have complied and will comply with the offering restrictions requirement of Regulation S;

    (f) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice substantially to the following effect:

    The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.

    (g) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either





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Offering Memorandum or any such other material, in all cases at its own expense;

    (h) it has (i) not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing or investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 ("REGULATIONS"); (ii) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the U.K.; and (iii) only issued or passed on and will only issue or pass on to any person in the U.K. any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and

    (i) it understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or to or from any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

    Terms used but not otherwise defined in this Section 4 have the meanings given to them by Regulation S.

    5. Representations and Warranties of the CSK Parties. The CSK Parties jointly and severally represent and warrant to the Initial Purchasers that:

    (a) The Final Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was, on the date of its issuance, and is, at the date hereof, accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Final Offering Memorandum (as amended or supplemented as necessary) will be, as of the Closing Date, accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, existing at the Closing Date, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made





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in reliance upon and in conformity with information relating to the Initial
Purchasers furnished to the Company in writing by or on behalf of such Initial Purchasers expressly for use therein.

    (b) The Preliminary Offering Memorandum was, on the date of its issuance, accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchasers expressly for use therein.

    (c) Each CSK Party has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in each Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or have such power or authority would not have a material adverse effect on the financial condition, earnings, business or operations of the Company and the Guarantors, taken as a whole ("MATERIAL ADVERSE EFFECT").

    (d) Each CSK Party has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents and, in the case of the Company, to issue, sell and deliver the Notes to the Initial Purchasers as provided herein and consummate the Financings, in the case of the Guarantors, to guarantee the Notes and in the case of Holdings, to consummate the Acquisition and Financings.

    (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than (i) the lien under the Senior Bank Facility to be in effect from and after the Closing Date, (ii) the lien under the Credit Agreement dated February 15, 1995 (the "EXISTING CREDIT AGREEMENT") in effect prior to its termination on the Closing Date or (iii) liens which would not individually or in the aggregate (including the liens specified in (i) and (ii)) have a Material Adverse Effect.





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    (f)  The execution, delivery and performance of each Operative Document by each CSK Party which is a party thereto and compliance by each such CSK Party with all the provisions thereof, the consummation by the CSK Parties of the transactions contemplated thereby and the consummation by the CSK Parties of the Acquisition and Financings will not require any CSK Party to obtain any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except (i) such as have been obtained, (ii) such as may be required under the securities or Blue Sky laws of various states and (iii) such as may be required under federal securities laws in connection with the Exchange Offer or the Shelf Registration Statement) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of any CSK Party or, except where such conflict or breach would not have a Material Adverse Effect, any agreement, indenture or other instrument to which a CSK Party is a party or by which a CSK Party or its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to a CSK Party or its property.

    (g) This Agreement has been duly and validly authorized, executed and delivered by each CSK Party.

    (h) The Indenture has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors (assuming the due execution and delivery thereof by the Trustee), will be the legally valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except for (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the rights of creditors generally and (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Indenture and upon the availability of injunctive relief or other equitable remedies. When executed and delivered, the Indenture will conform in all material respects to the description thereof in the Final Offering Memorandum.

    (i) The Notes have been duly and validly authorized for issuance and sale by the Company to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof (assuming the due authentication thereof by the Trustee), will be the legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting





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creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability. When issued, authenticated and delivered, the Notes will conform in all material respects to the description thereof in the Final Offering Memorandum.

    (j) Each of the agreements and other documents comprising the Senior Bank Facility has been duly authorized by the CSK Parties and, when executed and delivered by the CSK Parties, will constitute a valid and binding agreement of the CSK Parties, enforceable in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

    (k) The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the legally valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except for (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the rights of creditors generally,
(ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Registration Rights Agreement and upon the availability of injunctive relief or other equitable remedies and (iii) limitations imposed by applicable laws and equitable consideration of public policy issues upon the enforceability of rights to indemnification and contribution under the Registration Rights Agreement. When executed and delivered, the Registration Rights Agreement will conform in all material respects to the description thereof in the Final Offering Memorandum.

    (l) Since the respective dates as of which information is given in each Offering Memorandum, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change, or any development that is reasonably likely to result in a prospective material adverse change in the financial condition, earnings, business or operations of the Company and the Guarantors, taken as a whole, (ii) there have been no transactions entered into by the Company or either Guarantor, other than those in the ordinary course of business, that are material with respect to the Company and the Guarantors, taken as a whole, (iii) there has not been any material change in the capital stock, short- term debt or long-term debt of the Company and the Guarantors, taken as a whole, except in each case as described in each Offering Memorandum and (iv) except as contemplated by the Acquisition and Financings, there has been no dividend or distribution of any kind declared, paid or made by





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the Company or either Guarantor on any class of its capital stock.

    (m) No CSK Party is in violation of its charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and the Guarantors, taken as a whole, to which any CSK Party is a party or by which any CSK Party or its property is bound, except for any such violation or default that would not have a Material Adverse Effect.

    (n)  Except as set forth in each Offering Memorandum, there is

         (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, or to the knowledge of the Company or the Guarantors, now pending, threatened or contemplated to which the Company or the Guarantors is or may be a party or to which the business or property of the Company or the Guarantors is or may be subject,

         (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Company or the Guarantors, has been proposed by any governmental body, and

         (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been or, to the knowledge of the Company or the Guarantors, may be issued, that is required to be disclosed in the Final Offering Memorandum in order to make the statements therein not misleading and that is not so disclosed or would interfere with or adversely affect the issuance of the Notes or the consummation of the Acquisition and Financings or in any manner draw into question the validity of any Operative Document or could reasonably be expected to have a Material Adverse Effect. No contract, agreement, instrument or document of a character required to be described in the Final Offering Memorandum in order to make the statements therein not misleading is not so described.

    (o) Except as disclosed in each Offering Memorandum, neither the Company nor any Guarantor has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to have a Material Adverse Effect.

    (p) Except as described in each Offering Memorandum, the Company and the Guarantors (i) have all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, material to the ownership, leasing and operation of their properties and the conduct of their business and
(ii) have fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except where the failure to have, fulfill or perform the same, and except where any such revocation, termination or impairment, would not have a Material Adverse Effect. Except as described in each Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company and the Guarantors, taken as a whole.

    (q) The costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and the Guarantors (including without limitation any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect.

    (r) The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and the Guarantors, taken as a whole, in each case free and clear of all liens, encumbrances and defects that would have a Material Adverse Effect, other than (i) Permitted Liens (as defined in the Indenture) and (ii) liens pursuant to the Existing Credit Agreement, which will be terminated as of the Closing Date upon consummation of the Acquisition and the Financings. No default has occurred or is continuing under any lease to which the Company is a party which could have a Material Adverse Effect.

    (s) Neither the Company nor any Guarantor is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") or
(ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    (t) The financial statements, together with related schedules and notes forming part of each Offering Memorandum (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company and the Guarantors on the basis stated in each Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in each Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the relevant entity except to the extent stated therein.

    (u) Upon consummation of the Acquisition and Financings (including the issuance of the Notes), the present fair salable value of the assets of the Company and the Guarantors, taken as a whole, will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and the Guarantors, taken as a whole, upon the issuance of the Notes, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and the Guarantors, taking into account the projected capital requirements and capital availability of the Company and the Guarantors. Neither the Company nor the Guarantors (i) is entering into the Acquisition and Financings with the intent to hinder, delay, or defraud any entity to which it is or will become indebted or (ii) will receive less than reasonably equivalent value in exchange for entering into the Acquisition and Financings.

    (v) There are no holders of securities of the Company or the Guarantors who, by reason of the execution by the Company and the Guarantors of this Agreement or the consummation of the transactions contemplated hereby or by the Acquisition and Financings, have the right to request or demand that the Company or the Guarantors register under the Securities Act securities of the Company or any Guarantor held by them, except pursuant to the Stockholders' Agreement or Registration Rights Agreement.

    (w) Except as disclosed in each Offering Memorandum, other than this Agreement, there are no contracts, agreements or understandings between any CSK Party and any person that would give rise to a valid claim against the Company or either Guarantor or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase or sale of the Notes.

    (x) The Company does not own any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System and none of the proceeds from the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security.

    (y) To the best of the Company's knowledge, Price Waterhouse LLP is an "independent public accountant", as defined in the Securities Act.

    (z) The Company and the Guarantors have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

    (aa) No CSK Party nor any Affiliate of any CSK Party has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) the offering of which security is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) solicited any offer to buy or sell the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D) in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.

    (bb) No CSK Party, any Affiliate or any person acting on their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

    (cc) Assuming (a) the accuracy of the Initial Purchasers' representations and warranties set forth in this Agreement and (b) that the purchasers who buy the Notes in Exempt Resales are either QIBs, "institutional investors" or "foreign purchasers" (as each term is defined in Section 4(d) of this Agreement), it is not necessary, in connection with the sale of the Notes to the Initial Purchasers, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939. The Notes satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

    (dd) No CSK Party has taken and no CSK Party will take, directly or indirectly, any action prohibited by Rule 10b-6 of the Securities Exchange Act of 1934, as amended.

    (ee) Except as disclosed in each Offering Memorandum, there are no business relationships or related party transactions which would be required to be disclosed by Item 404 of Regulation S-K of the Securities and Exchange Commission in a registration statement of the Company and the Guarantors becoming effective on the date hereof.

    (ff) The Acquisition and Financings have been duly authorized by all requisite corporate action on the part of each CSK Party.

    6. Indemnification. (a) Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls each Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors, partners and employees of the Initial Purchasers (each an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in either Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by or on behalf of any Initial Purchaser expressly for use therein and
(ii) that, with respect to any such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 6 shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased the Notes if the untrue statement or omission or alleged untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum. The Company and the Guarantors shall notify the Initial Purchasers promptly of the institution, threat or assertion of any claim, proceeding (including governmental or regulatory investigation) or litigation in connection with the matters addressed by this Agreement which involve the Company or the Guarantors or an Indemnified Person.

    (b) If any action is brought against any Indemnified Person, based upon either Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Person shall promptly notify the Company and the Guarantors, in writing and the Company and the Guarantors shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company and the Guarantors, (ii) the Company and the Guarantors shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and the Guarantors, and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Guarantors (in which case the Company and the Guarantors shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company and the Guarantors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

    (c) Neither the Company nor any Guarantor shall be liable for any settlement of any such action effected without its written consent, but, if settled with the written consent of the Company and the Guarantors, the Company and the Guarantor agree to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an Indemnified Person shall have requested the indemnifying party to reimburse the Indemnified Person for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than sixty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the Indemnified Person in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

    (d) Each Initial Purchaser agrees to indemnify and hold harmless the Company, the Guarantors, each person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective officers, directors, partners and employees (the "CSK INDEMNIFIED PERSONS"), to the same extent as the foregoing indemnity from the Company and the Guarantors to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser to the Company, expressly for use in either Offering Memorandum. If any action shall be brought against any CSK Indemnified Person based on either Offering Memorandum and in respect of which indemnity may be sought against any Initial Purchaser, such Initial Purchaser shall have the rights and duties given to the Company and the Guarantors (except that if the relevant CSK Indemnified Person shall not have assumed the defense thereof, such Initial Purchaser shall be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the CSK Indemnified Persons shall have the rights and duties given to the Initial Purchasers by Sections 6(b) and (c).

    (e) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth on the cover page of the Final Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the

Guarantors or an Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Notes purchased by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this subsection are several and in proportion to the respective amount of Notes purchased by each Initial Purchaser hereunder and not joint. No party shall be liable for contribution with respect to any action or claim settled without its consent, provided that such consent was not unreasonably withheld.

    The indemnity and contribution agreements contained in this Section are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

    7. Conditions of Several Obligations of the Initial Purchasers. The several obligations of the Initial Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

    (a) All the representations and warranties of each CSK Party contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The CSK Parties shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

    (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading, or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

    (c) (i) Since the date of the latest balance sheet included in the Final Offering Memorandum, there shall not have been any material adverse change, or any development that is reasonably likely to result in a prospective material adverse change, in the financial condition, earnings, business or operations of the Company and the Guarantors, taken as a whole.

         (ii) Since the date of the latest balance sheet included in the Final Offering Memorandum there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company and the Guarantors from that set forth in the Final Offering Memorandum and, except as contemplated by the Acquisition and Financings, no dividend or distribution of any kind shall have been declared, paid or made by the Company and the Guarantors on any class of their capital stock.

         (iii) Neither the Company nor either Guarantor shall have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material, individually or in the aggregate, to the Company and the Guarantors, taken as a whole, other than those reflected in the Final Offering Memorandum.

    (d) On the Closing Date, the Initial Purchasers shall have received certificates dated the Closing Date, signed by the President and the Treasurer of the Company and Holdings, respectively, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section as they relate to the CSK Parties.

    (e) No action shall have been taken and no statute, rule or regulation or order shall have been enacted, adopted or issued by any governmental agency that would as of the Closing Date prevent the issuance of the Notes or the consummation of the Acquisition and other Financings. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent or interfere with the issuance of the Notes or the consummation of the Acquisition and other Financings. On the Closing Date, no action, suit or proceeding shall be pending against or affecting or, to the best knowledge of any CSK Party, threatened against, any CSK Party, before ANY court or arbitrator or any governmental body, agency or official, except as disclosed in the Final Offering Memorandum and except for such actions, suits or proceedings that if adversely determined would not, either individually or in the aggregate, have a material adverse effect on the issuance of the Notes or would not individually or in the aggregate have a Material Adverse Effect or in any manner draw into question the validity of any Operative Document or prevent the consummation of the Acquisition and Financings.

    (f) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Bryan Cave, Arizona counsel for the Company and the Guarantors, substantially to the following effect:

         (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum, except where the failure to have such power or authority would not have a Material Adverse Effect.

         (ii) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature other than the lien under the Senior Bank Facility.

         (iii) The execution, delivery and performance of each Operative Document and compliance by the Company with all the provisions thereof, the consummation of the transactions contemplated thereby and the consummation of the Acquisition and Financings will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company.

         (iv) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the Acquisition and Financings.

         (v) Each of the Operative Documents to which the Company is a party has been duly authorized, executed and delivered by the Company.

         (vi) The Acquisition and Financings have been duly authorized by all requisite corporate action on the part of the Company.

    (g) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Lon Novatt, General Counsel of the Company, substantially to the following effect:

         (i) Each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum, except where the failure to have such power or authority would not have a Material Adverse Effect.

         (ii) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable.

         (iii) The execution, delivery and performance of each Operative Document and compliance by each of the Guarantors with all the provisions thereof, the consummation of the transactions contemplated thereby and the consummation of the Acquisition and Financings will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of any of the Guarantors.

         (iv) Each of the Guarantors has the requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the Acquisition and Financings.

         (v) Each of the Operative Documents to which the Guarantors are a party has been duly authorized, executed and delivered by such Guarantor; and

         (vi) The Acquisition and Financings have been duly authorized by all requisite corporate action on the part of each of the Guarantors.

    (h) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Parker Chapin Flattau & Klimpl, LLP, counsel for the Company and the Guarantors, substantially to the following effect:

         (i) Each of the Company and the Guarantors is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the nature of the property owned or leased by such person or the nature of the business transacted by such person makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect.

         (ii) Except as set forth in each Offering Memorandum, there is (a) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or, to such counsel's knowledge, threatened or contemplated to which any CSK Party is or may be a party or to which the business or property of any CSK Party is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to such counsel's knowledge, that has been proposed by any governmental body and (c) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been or, to such counsel's knowledge, may be issued that is required to be disclosed in the Final Offering Memorandum in order to make the statements therein not misleading and that is not so disclosed or could reasonably be expected to have a Material Adverse Effect. No contract, agreement, instrument or document known to such counsel of a character required to be described in the Final Offering Memorandum in order to make the statements therein not misleading is not so described.

         (iii) The statements (other than financial, statistical and accounting data) in the second paragraph under the caption "Management's Discussion and Analysis of Results of Operation and Financial Condition - Liquidity and Capital Resources" in the first seven paragraphs under the caption "Certain Transactions", and under the caption "Business-Legal Proceedings" in the Final Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings in order to make the statements therein not materially misleading.

         (iv) Neither the Company nor either Guarantor is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (v) Except as disclosed in each Offering Memorandum, there are no business relationships or related party transactions known to such counsel which would be required to be disclosed by Item 404 of Regulation S-K of the Securities and Exchange Commission in a registration statement of the Company and the Guarantors becoming effective on the date hereof.

         (vi) In the course of the preparation by the Company of the Offering Memorandum, such counsel has participated in conferences and discussions with officers and other representatives of the Company and others at which the contents of the Final Offering Memorandum were discussed. Although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements and information included in the Final Offering Memorandum, no facts have come to such counsel's attention which cause such counsel to believe that the Final Offering Memorandum (except for any financial statements and notes and schedules thereto, pro forma financial information, other financial, statistical or accounting data contained or incorporated by reference therein or information under the captions "Description of Senior Subordinated Notes", "The Acquisition and Financings" and "Credit Agreement", as to all of which such counsel makes no comment), as of the date thereof and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    (i) The Initial Purchasers shall have received on the Closing Date a copy of the opinion dated the Closing Date, of Gibson Dunn & Crutcher, special counsel for the Company and the Guarantors, substantially to the following effect:

         (i) Holdings is a corporation duly incorporated, validly existing and in good standing in the State of Delaware.

         (ii) Holdings has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Acquisition and Financings.

         (iii) The Acquisition and Financings have been duly authorized by all requisite corporate action on the part of Holdings.

         (iv) This Agreement has been duly and validly authorized, executed and delivered by Holdings.

         (v) Assuming that the Indenture and the Registration Rights Agreement have been duly and validly authorized by each CSK Party which is a party thereto and, validly executed and delivered by the other parties thereto, such agreements will be the legally valid and binding agreement of each CSK Party enforceable against each CSK Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that indemnification and contribution may be unenforceable.

         (vi) Assuming the Notes have been duly authorized and executed by the Company, when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming due authentication thereof by the Trustee), will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (vii) The execution, delivery and performance of each Operative Document by each CSK Party which is a party thereto and compliance by each such CSK Party with all the provisions thereof, and the consummation by the CSK Parties of the transactions contemplated thereby and the consummation by the CSK Parties of the Acquisition and Financings will not require any CSK Party to obtain any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except (x) such as have been obtained, (y) such as may be required under the securities or Blue Sky laws of various states and (z) such as may be required under federal securities laws in connection with the Exchange Offer or the Shelf Registration Statement) and will not, to the knowledge of such counsel, conflict with or constitute a breach of any of the terms or provisions of, or a default under any agreement, indenture or other instrument to which a CSK Party is a party or by which a CSK Party or its property is bound (identified to such counsel in a certificate of a responsible officer of the Company as being a material agreement, indenture or other instrument), or violate or conflict with any laws, administrative regulations or, to the knowledge of such counsel after due inquiry of responsible officers of the Company, rulings or court decrees applicable to a CSK Party.

         (viii) Except as set forth in each Offering Memorandum, to such counsel's actual knowledge without independent investigation, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been or, to such counsel's knowledge, may be issued that would interfere with or adversely affect the issuance of the Notes or the consummation of Acquisition and other Financings or in any manner draw into question the validity of any Operative Document or other Financings or in any manner draw into question the validity of any Operative Document.

         (ix) The Indenture, the Notes and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Offering Memorandum.

         (x) To the best of such counsel's knowledge, the statements contained under the captions "Acquisition and Financings", "Credit Agreement", "Management -1996 Stock Incentive Plan of the Company", the eighth, ninth and tenth paragraphs of "Certain Transactions", "-Stockholders' Agreement", "Description of the Senior Subordinated Notes", "ERISA Considerations" and "Notice to Investors" in the Final Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present, taken together in their entirety, the information provided with respect to such legal matters, documents or proceedings.

         (xi) Assuming the accuracy of the representations and warranties of the CSK Parties contained in paragraphs (aa),(bb) and (cc) of Section 5 hereof and of the Initial Purchasers contained in Section 4 hereof and assuming compliance with the covenants of the CSK Parties contained in
    Section 3 hereof and with the representations and covenants referred to under the captions "Private Placement" and "Notice to Investors" in the Final Offering Memorandum, the issuance and sale of the Notes to the Initial Purchasers and the initial offering, resale and delivery of the Notes by the Initial Purchasers, in each case in the manner contemplated in the Final Offering Memorandum and this Agreement, are exempt from the registration requirements of the Securities Act of 1933, as amended, provided that no opinion need be expressed as to any subsequent resales of the Notes.

    Such counsel may state in such opinion that as to certain matters relating to the Company and the Guarantors they are relying on the opinions of Bryan Cave and Lon Novatt set forth in paragraphs (f) and (g).

    (j) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and to Davis Polk & Wardwell, counsel for the Initial Purchasers, and the Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell in form and substance reasonably satisfactory to the Initial Purchasers.

    (k) At the time this Agreement is executed and delivered by the CSK Parties and on the Closing Date, the Initial Purchasers shall have received letters, substantially in the form previously approved by the Initial Purchasers, from Price Waterhouse LLP, independent public accountants, with respect to the financial statements and certain financial information contained in each Offering Memorandum.

    (l) The Initial Purchasers shall have received on or before the Closing Date a copy of a letter from each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Services assigning to the Notes ratings of B- and B3, respectively. Such ratings shall have been confirmed on the Closing Date by the applicable rating agency and neither of such rating agencies shall have announced that it has its rating of the Notes under surveillance or review.

    (m) The Notes shall be eligible for inclusion in the PORTAL trading system.

    (n) Counsel for the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

    (o) Each Operative Document shall have been executed and delivered by each party thereto and a true and complete copy of each shall have been delivered to the Initial Purchasers.

    (p) No CSK Party shall have failed at or prior to the Closing Date to perform or comply with any of the agreements contained in any Operative Document and required to be performed or complied with by such CSK Party at or prior to the Closing Date.

    (q) The Operative Documents, the Stock Purchase Agreement and the Stockholders' Agreement shall be in full force and effect on the Closing Date. No waiver, amendment or modification of any provision of the Stock Purchase Agreement shall have occurred other than any waiver, amendment or modification which in the Initial Purchasers' reasonable judgment does not make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum.

    (r) The Senior Bank Facility shall be in full force and effect on the Closing Date, and prior to or contemporaneously with the Closing Date, each of the actions contemplated or required to occur and each of the conditions contemplated or required to be satisfied on or prior to the closing of the Senior Bank Facility, shall have occurred or been satisfied and no waiver, amendment or modification of any provision of the Senior

Bank Facility shall have occurred, other than any such action or condition or any such waiver, amendment or modification which in the Initial Purchasers' reasonable judgment does not make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum; and the Company shall have received the proceeds of the borrowings under the Senior Bank Facility and the Acquisition and other Financings shall have occurred prior to or simultaneously with the closing hereunder in the manner described in the Final Offering Memorandum.

    All opinions, certificates, letters and other documents required by this Section to be delivered by any CSK Party will be in compliance with the provisions thereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

    8. Termination. This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by notice to the Company if any of the following has occurred: (i) any CSK Party shall have failed, refused or been unable to perform in any material respect any agreement on its part then to be performed under any Operative Document, (ii) since the respective dates as of which information is given in either Offering Memorandum, any adverse change in the condition (financial or otherwise), earnings, business, operations or prospects of the Company and the Guarantors, whether or not arising in the ordinary course of business, which would, in the Initial Purchasers' judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum, (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis involving the United States or change in economic conditions or in the financial markets of the United States that, in the Initial Purchasers' judgment, is material and adverse and would, in the Initial Purchasers' judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum, (iv) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or national market system, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the financial condition, earnings, business, operations or prospects of the Company and the Guarantors, taken as a whole, (vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

    Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 3 hereof. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 3 hereof

    9. Defaulting Initial Purchaser. If either Initial Purchaser shall default in its obligation to purchase Notes hereunder, the non-defaulting Initial Purchaser may in its discretion arrange for it or for another party or parties to purchase such Notes to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the non-defaulting Initial Purchaser does not arrange for the purchase of the Notes to which such default relates as provided in this Section 10, this Agreement shall terminate without liability of the Company with respect thereto, but nothing in this Agreement shall relieve a defaulting Initial Purchaser of its liability, if any, to the other Initial Purchaser and the Company for damages occasioned by its default hereunder.

    10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to any CSK Party, to the Company, 645 Missouri Avenue, Suite 400, Phoenix Arizona 85012 , Attention:
Chief Financial Officer, with a copy to Gibson, Dunn & Crutcher, 200 Park Avenue, New York, NY 10166, Attention: Charles K. Marquis and (b) if to the Initial Purchasers, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: High Yield Group, or in any case to such other address as the person to be notified may have requested in writing.

    The respective indemnities, contribution agreements, representations, warranties and other statements of the CSK Parties and their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by the Initial Purchasers or on the Initial Purchasers behalf or by or on behalf of any CSK Party or their respective officers or directors or any controlling person of any such CSK Party, (ii) acceptance of and payment for the Notes hereunder or
(iii) termination of this Agreement.

    Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the CSK

Parties, the Initial Purchasers, any Indemnified Persons or CSK Indemnified Persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

    THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among the CSK Parties and the Initial Purchasers.




                                            Very truly yours,

                                            CSK GROUP, LTD.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            NORTHERN AUTOMOTIVE CORPORATION

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            KRAGEN AUTO SUPPLY CO.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            SCHUCK'S DISTRIBUTION CO.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

Accepted and agreed to as of the date
first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:
   --------------------------------
    Name:
    Title:


MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By:
   --------------------------------
    Name:
    Title:

                                   SCHEDULE I


INITIAL PURCHASERS                         PRINCIPAL AMOUNT OF NOTES TO
                                           BE PURCHASED
Donaldson, Lufkin &                            $62,500,000
   Jenrette Securities
   Corporation
Merrill Lynch, Pierce,                          62,500,000
   Fenner & Smith
   Incorporated

Total                                         $125,000,000